                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-8 of Ocean Energy, Inc. relating to the Ocean Energy, Inc. 1998 Long-Term Incentive Plan.

                                                            Arthur Andersen LLP

                                                        /s/ Arthur Andersen LLP


New Orleans, Louisiana
April 1, 1998